Exhibit 8.1

November 16, 2017

Third Point Reinsurance Ltd.

The Waterfront, Chesney House

96 Pitts Bay Road

Pembroke HM 08 Bermuda

Third Point Reinsurance Ltd.

Purchase and Sale of Common Shares

Ladies and Gentlemen:

We have acted as United States tax counsel to Third Point Reinsurance Ltd., a Bermuda limited company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company of a Registration Statement on Form S-3 (File No. 333-221518) (the “Registration Statement”), (ii) the form of the prospectus, dated November 13, 2017 (the “Prospectus”), relating to the common shares of the Company (the “Common Shares”), filed as part of the Registration Statement, and (iii) a prospectus supplement, dated November 13, 2017, as filed with the Commission pursuant to Rule 424(b)(1) of the Act (the “Prospectus Supplement”) and relating to 15,000,000 Common Shares. The Common Shares are to be sold pursuant to an underwriting agreement to be entered into among the Company, certain selling shareholders and J.P. Morgan Securities LLC (the “Underwriting Agreement”).

In rendering our opinion: (i) we have examined and relied upon the Registration Statement, the Prospectus and the Prospectus Supplement (all of the foregoing, the “Transaction Documents”) and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate for the purposes of our opinion and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, and the legal capacity of all natural persons executing documents; (b) the due authorization, execution, delivery and enforceability of the Transaction Documents; (c) the performance of all covenants and other undertakings set forth in, and the consummation of all transactions contemplated by, the Transaction Documents in accordance with the terms thereof, that none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, the valid existence and good standing of all parties to the Transaction Documents and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents; and (d) the accuracy of all statements regarding factual matters, representations and warranties contained in the Transaction Documents and the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Registration Statement, the Prospectus and the Prospectus Supplement forming a part thereof, the statements of United States federal income tax law under the heading “United States Federal Income Tax Considerations” in the Prospectus represent our opinion. However, we express no opinion with respect to the passive foreign investment company (“PFIC”) status of the Company.

Our opinion is based is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code (“Regulations”), court decisions, administrative interpretations and the tax treaty between the United States and Bermuda (the “Bermuda Treaty”), all as currently in effect. Court decisions and administrative interpretations are not necessarily binding on the IRS. The Code, Regulations, administrative interpretations, court decisions and the Bermuda Treaty are subject to change, possibly with retroactive effect. Our opinion is limited to the matters specifically addressed herein, and no other opinion is implied or may be inferred. Our opinion is rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect the conclusion expressed herein.

We consent to the filing of this letter as an exhibit to the Company’s Registration Statement and to the use of our name under the headings “United States Federal Income Tax Considerations” and “Validity of Common Shares” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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